                                                                     EXHIBIT 2.2


                              DATED          1997



                FAI HOME SECURITY HOLDINGS NEW ZEALAND LIMITED

                                      AND

                       FAI HOME SECURITY (ENZED) LIMITED



                          NZ ASSET PURCHASE AGREEMENT



                                MINTER ELLISON
                                    Lawyers
                            Minter Ellison Building
                                44 Martin Place
                               SYDNEY  NSW  2000
                                DX 117  SYDNEY
                           Telephone  (02) 9210 4444
                           Facsimile  (02) 9235 2711
                                  Ref:  MAP:

                               TABLE OF CONTENTS



1.   DEFINITIONS AND INTERPRETATION.........................................  1
     1.1  Definitions.......................................................  1
     1.2  Interpretation....................................................  4
     1.3  Payments..........................................................  5

2.   SALE AND PURCHASE......................................................  5
     2.1  Sale of the Business..............................................  5
     2.2  Business Assets...................................................  5

3.   SPECIFIED CONDITIONS...................................................  6
     3.1  Condition Precedent...............................................  6
     3.2  Termination.......................................................  6
     3.3  Termination.......................................................  6
     3.4  Condition Subsequent..............................................  6
     3.5  Effect of Termination.............................................  7

4.   PURCHASE PRICE.........................................................  7
     4.1  Price for Business Assets.........................................  7
     4.2  Application of Purchase Price for Business
          Assets............................................................  7
     4.3  Final Purchase Price is the Lowest Price..........................  8

5.   COMPLETION.............................................................  8
     5.1  Time for Completion...............................................  8
     5.2  Possession and title..............................................  8
     5.3  Interdependency...................................................  8
     5.4  Delivery by Vendor................................................  8
     5.5  Benefit of Property Leases, Equipment Leases, Business Contracts
          and Statutory Licences............................................  9
     5.6  Purchaser's Obligations...........................................  9

6.   GENERAL OBLIGATIONS....................................................  9
     6.1  Money Received by Vendor..........................................  9
     6.2  Money Received by Purchaser.......................................  9
     6.3  Third Party Consents.............................................. 10

7.   CONTRACTS AND LIABILITIES.............................................. 10
     7.1  Business Contracts................................................ 10
     7.2  Where No Consent.................................................. 10
     7.3  Business Liabilities.............................................. 11

8.   RISK.................................................................... 11

9.   EMPLOYEES............................................................... 11
     9.1  New Employment..................................................... 11
     9.2  Liability.......................................................... 11
     9.3  Cooperation........................................................ 11
     9.4  Notification to Purchaser of Employees
          Transferring....................................................... 12
     9.5  Employment Offer................................................... 12

10.  GOODS AND SERVICES TAX.................................................. 12

11.  BOOKS AND RECORDS....................................................... 12

12.  VENDOR'S WARRANTIES..................................................... 12

13.  PURCHASER'S WARRANTIES.................................................. 13

14.  MISCELLANEOUS........................................................... 13
     14.1  Entire Agreement.................................................. 13
     14.2  Costs............................................................. 13
     14.3  Notices........................................................... 13
     14.4  Governing Law..................................................... 14
     14.5  Counterparts...................................................... 14
     14.6  Non-Waiver........................................................ 14
     14.7  Further assurance................................................. 14
     14.8  Non-merger........................................................ 15

SCHEDULE 1

     LEASED PROPERTIES....................................................... 16

SCHEDULE 2

     WARRANTIES.............................................................. 17

                          NZ ASSET PURCHASE AGREEMENT

THIS AGREEMENT dated                 1997


BETWEEN FAI HOME SECURITY HOLDINGS NEW ZEALAND LIMITED a company duly incorporated in New Zealand and having its registered office at Auckland, as trustee for the FAI Home Security (NZ) Trust ('VENDOR')

AND FAI HOME SECURITY (ENZED) LIMITED a company duly incorporated in New Zealand and having its registered office at Auckland ('PURCHASER')

RECITALS

A. The Vendor carries on the business of selling, installing and servicing residential security alarm systems through a distributorship network operating in Auckland and elsewhere in New Zealand.

B. The Vendor has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Vendor all of the assets of the business described in Recital A on the terms and conditions set out in this agreement.

AGREEMENT

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this agreement (including the recitals) and the schedules unless the context otherwise requires the following expressions shall bear the following meanings:

     'AUTHORISATIONS' means any certificate, licence, approval, permit, authority or exemption from, by or with a Governmental Agency necessary to carry on the Business as currently operated;

     'BOOKS AND RECORDS' include all notices, correspondence, orders, enquiries, books of account and other documents and all computer disks or tapes or other records in relation to the Business;

     'BUSINESS' means the business described in Recital A carried on by the Vendor at the date of this agreement and carried on by the Purchaser after Completion;

     'BUSINESS ASSETS' means the assets of the Business agreed to be transferred to the Purchaser pursuant to CLAUSE 2;

     'BUSINESS CONTRACTS' means all the contracts and engagements of the Vendor relating to the Business and which are not fully performed as at Completion together with all other such contracts and engagements which were entered into by the Vendor after the date of this agreement and prior to the Completion Date and which are not fully performed as at Completion but excludes Business Payables;

     'BUSINESS DAY' means a day (other than a Saturday or Sunday) on which registered banks (as that expression is defined in the Reserve Bank of New Zealand Act 1989) are customarily open for business in Auckland;

     'BUSINESS GOODWILL' means all the goodwill of the Vendor in relation to the Business;

     'BUSINESS INFORMATION' means all information and records including all customer lists and databases, sales information, business plans and forecasts and all computer software and computer records held by the Vendor in relation to the Business;

     'BUSINESS LIABILITIES' means the obligations of the Vendor under the Business Contracts, including Warranty Provisions, but excluding Business Payables;

     'BUSINESS PAYABLES' means all liabilities of the Vendor other than the Warranty Provisions;

     'BUSINESS PLANT AND MACHINERY' means all the plant, machinery, equipment, computer and communication hardware, loose tools, fittings, furniture, partitioning, books, stationery, vehicles and other goods used by or in the Business as at Completion;

     'BUSINESS RECEIVABLES' means all payments due to the Vendor in relation to the Business as at Completion;

     'BUSINESS STOCKS' means all stocks, stocks in transit, raw materials, work in progress, finished goods or completed services and other stock in trade and packaging material held or ordered by the Vendor for the purposes of the Business as at Completion;

     'COMPLETION' means the completion of the sale and purchase of the Business Assets in the manner specified in CLAUSES 4 AND 5;

     'COMPLETION DATE' means the date on which Completion occurs in accordance with CLAUSE 5;

     'EMPLOYEE ENTITLEMENTS' means, in respect of an Employee, all accrued:

     (a)  wages, salary, commissions and bonuses;

     (b) sick leave, loadings and contributions to superannuation, statutory compensation or other funds;

     (c)  long service leave and annual leave (including loadings),

     owing and due to or in respect of that Employee in respect of that Employee's contract of employment with the Vendor whether arising under contract, statute, award or otherwise;

     'EMPLOYEES' means all the employees employed by the Vendor in the Business at the date of this agreement;

     'ENCUMBRANCE' means any mortgage, charge, pledge, lien or other security interest or encumbrance (other than title retention in respect of trading stock or seller's liens arising in the ordinary course of the Business);

     'EQUIPMENT LEASES' means all those leases of, and agreements to hire, Business Plant and Machinery which is used in the Business but not owned by the Vendor;

     'FAI HSH' means FAI Home Security Holdings Pty Limited (ACN 003 125 264);

     'FINAL PURCHASE PRICE' means the final purchase price for the relevant Business Assets determined pursuant to CLAUSE 4.3;

     'FLOAT' means the initial public offer registered under the Securities Act 1933 (US) by HSI of 500,000 ordinary shares in HSI and concurrent sale of 5,500,000 ordinary shares in HSI by FAI HSH;

     'HSI' means Home Security International Inc.

     'GOVERNMENTAL AGENCY' means the government of any country and any state, territory, municipality or other political subdivision of a country, and any administrative or judicial body, department, commission, authority, tribunal, agency or entity of any such government;

     'INTELLECTUAL PROPERTY' means all intellectual property and proprietary rights (whether registered or unregistered) owned or used by the Vendor in the conduct of the Business.

     'LEASED EQUIPMENT' means the subject matter of the Equipment Leases;

     'NZ DEBT' means the debt payable by the Purchaser to the Vendor pursuant to CLAUSE 4.2(b);

     'NZ SHARE SALE AGREEMENT' means the agreement entered into between the Vendor and FAI HSH on or about the date of this agreement pursuant to which the Vendor has agreed to sell to FAI HSH and FAI HSH has agreed to buy all of the issued capital of the Purchaser;

     'PROPERTY LEASES' means the leases to the Vendor of the properties, the principal terms of which are set out in Schedule 1;

     'PURCHASE PRICE' means the price payable for the Business specified in CLAUSE 4.1;

     'SPECIFIED CONDITIONS' means the conditions outlined in CLAUSE 3.1;

     'STATUTORY LICENCES' means any statutory licences, consents, approvals or authorisations required to carry on the Business, including without limitation those referred to in SCHEDULE 3;

     'UNDERWRITER' means National Securities Corporation, Inc.

     'UNDERWRITING AGREEMENT' means an agreement in the form set out in SCHEDULE 4 pursuant to which the Underwriter underwrites the Float;

     'WARRANTIES' means the warranties given by the Vendor, pursuant to CLAUSE 12 and all other warranties, undertakings, covenants and representations given or made by the Vendor, under this agreement or which have become terms of this agreement;

     'WARRANTY PROVISIONS' means the book value of the provisions for warranty expenses and security call-out included in the Books and Records of the Vendor.

1.2  INTERPRETATION

     In the construction and interpretation of this agreement and the schedules, except to the extent that the context requires modification:

     (a) references to recitals, clauses and schedules are to recitals, clauses and schedules of this agreement;

     (b) the headings are for convenience only and shall not affect the interpretation of this deed;

     (c) words importing the singular number include the plural and vice versa and references to any gender includes every gender and references to persons includes corporations and unincorporated bodies of persons, government or semi-government bodies or agencies or political subdivisions of them;

     (d) references to 'written' and 'in writing' includes any means of visible representation;

     (e) reference to any document includes all modifications and replacement documents from time to time;

     (f) references to any statute or regulation are to New Zealand statutes and regulations and shall with all necessary modifications apply to any modification or re-enactment;

     (g)  references to time are to New Zealand time;

     (h) references to 'dollars' and '$' are references to New Zealand dollars; and

     (i) the schedules form part of this agreement and shall have the same force and effect as if expressly set out in the body of this agreement and any reference to this agreement shall include the schedules.

1.3  PAYMENTS

     If the date for payment of any amount under this agreement, or the date for the doing of any act required by this agreement, is not a Business Day, then that payment shall be made or act shall be done on the next day which is a Business Day. Unless specified to the contrary in this agreement, all payments to be made under this agreement shall be paid in immediately available funds by no later than 3.00 pm on the due date for payment.

2.   SALE AND PURCHASE

2.1  SALE OF THE BUSINESS

     Subject to the terms and conditions of this agreement, on the Completion Date the Vendor shall sell and the Purchaser shall purchase the Business Assets and the Purchaser shall assume the Business Liabilities.

2.2  BUSINESS ASSETS

     There shall be included in the sale under CLAUSE 2.1 of this agreement the following Business Assets:

     (a)  the Business Goodwill;

     (b)  the Business Plant and Machinery;

     (c) the Business Stocks and (to the extent permitted by law or contract) the Vendor's rights to (and copies of) advertising and promotional material held lawfully by the Vendor for the purposes of the Business as at Completion;

     (d)  the benefit of the Business Contracts (but not any Business
          Receivables);

     (e)  the Business Information;

     (f)  to the extent permitted by law, the benefit of the Statutory Licences.

3.   SPECIFIED CONDITIONS

3.1  CONDITION PRECEDENT

     Completion of this agreement is conditional upon:

     (a) the approval by a special resolution of the shareholders of the Purchaser of the transactions contemplated in this agreement pursuant to section 129 of the Companies Act 1993; and

     (b) if necessary, the approval, on terms satisfactory to HSI, to Completion of the sale to the Purchaser of the NZ Shares from the Overseas Investment Commission of New Zealand pursuant to the Overseas Investment Regulations 1985.

3.2  TERMINATION

     If the conditions set out in CLAUSE 3.1 are not satisfied on or before 30 June 1997, or a later date agreed by the parties in writing, then either the Purchaser or the Vendor may at any time before Completion terminate this agreement by giving notice in writing to the other.

3.3  TERMINATION

     On service of a notice under CLAUSE 3.2 this agreement has no further effect and all parties are released from their obligations to further perform this agreement.

3.4  CONDITION SUBSEQUENT

     The Purchaser or the Vendor may terminate this agreement by giving notice to the other if:

     (a) the Underwriting Agreement is terminated before completion of the Underwriting Agreement; or

     (b) either or both of the following conditions subsequent are not fulfilled within 24 hours after Completion:

          (i)  the Float has gone effective;

          (ii) the Underwriting Agreement has been executed.

3.5  EFFECT OF TERMINATION

     If this agreement terminates in accordance with CLAUSE 3.4, the rights and obligations of the Parties under this agreement, except for this CLAUSE 3.5, will terminate and, unless the Vendor waives its rights under this clause 3.5, the Parties must take all necessary steps to:

     (a)  vest title and possession of the Business Assets in the Vendor; and

     (b) otherwise restore the rights and obligations of the Parties to those rights and obligations that they would have had if this agreement had not been entered into without loss or gain to any of the Parties.

4.   PURCHASE PRICE

4.1  PRICE FOR BUSINESS ASSETS

     The consideration for the purchase of the Business Assets ('PURCHASE PRICE') is:

     (a) the market value, as confirmed by an audit certificate to be provided at Completion by Arthur Andersen, plus GST (if any) of the intangible assets of the Business, namely:

          (i)  the Business Information and Statutory Licences;

          (ii) the Business Goodwill, including the benefit of the Business Contracts (but not any Business Receivables); and

     (b) the market value of the Business Plant and Machinery and the Business Stocks, net of the Warranty Provision as confirmed by an audit certificate to be provided at Completion by Arthur Andersen.

4.2  APPLICATION OF PURCHASE PRICE FOR BUSINESS ASSETS

     The Purchase Price for:

     (a) the Business Assets referred to in CLAUSE 4.1(a) shall be paid or satisfied by the Purchaser issuing to the Vendor 999,999 fully paid ordinary shares; and

     (b) the Business Assets referred to in CLAUSE 4.1(b) shall be paid or satisfied by the Purchaser paying to the Vendor, within 30 days following the Completion Date, the amount set out in the Audit Certificate provided pursuant to CLAUSE 4.1(b) ('NZ DEBT').

4.3  FINAL PURCHASE PRICE IS THE LOWEST PRICE

     The parties agree that the Final Purchase Price for the Business Assets is the lowest price that the parties would have agreed upon as at the date of this agreement for this sale by the Vendor of the Business Assets upon the basis of payment in full on the Completion Date.

5.   COMPLETION

5.1  TIME FOR COMPLETION

     Completion shall occur immediately prior to completion of the NZ Share Sale Agreement.

5.2  POSSESSION AND TITLE

     Possession of and title to the Business Assets shall be given and taken with effect from the close of business on the Completion Date at which time the Vendor sells, transfers and assigns the Business Assets to the Purchaser and the Purchaser shall buy and take over the Business Assets.

5.3  INTERDEPENDENCY

     Completion shall consist of the parties taking all the steps specified in CLAUSES 5.4 AND 5.5. The carrying out of the Completion steps will be deemed to take place simultaneously and no delivery or payment will be deemed to have been made until all deliveries and payments under this agreement due to be made at Completion have been made.

5.4  DELIVERY BY VENDOR

     At Completion the Vendor shall deliver to the Purchaser:

     (a) all the Business Assets which are capable of transfer by delivery, with the intent that title shall pass by delivery;

     (b)  the Books and Records;

     (c)  the Business Information;

     (d) subject to CLAUSE 5.5 all leases and documents giving rights in relation to the Property Leases (including any documents varying, revising or renewing such leases) and duly executed deeds of assignment of the Property Leases consented to by the Landlords; and

     (e) such other documents as may reasonably be required by the Purchaser (and to be notified to the Vendor, at least five Business Days prior to the Completion Date) to be produced at Completion to complete the sale and purchase of the Business Assets.

5.5 BENEFIT OF PROPERTY LEASES, EQUIPMENT LEASES, BUSINESS CONTRACTS AND STATUTORY LICENCES

     The Vendor must use its reasonable endeavours to obtain all necessary consents to the assignment of the Property Leases, Equipment Leases, Business Contracts and Statutory Licences but if, despite its reasonable endeavours, the Vendor is unable to procure any such assignment, the Vendor must:

     (a) hold the benefit of the relevant Property Lease, Equipment Lease, Business Contract or Statutory Licence on trust for the benefit of the Purchaser; and

     (b) fully co-operate with the Purchaser in any reasonable arrangements designed to provide for the Purchaser the benefit of the relevant Property Lease, Equipment Lease, Business Contract or Statutory Licence.

5.6  PURCHASER'S OBLIGATIONS

     At Completion the Purchaser shall:

     (a) deliver to the Vendor a share certificate for 999,999 fully paid ordinary shares in the Purchaser; and

     (b) assume responsibility for payments under the Equipment Leases and Property Leases which are still in force, at the Completion Date, details of which have been provided to the Purchaser prior to execution of this agreement.

6.   GENERAL OBLIGATIONS

6.1  MONEY RECEIVED BY VENDOR

     All money relating to the Business belonging to the Purchaser which is received by the Vendor after the Completion Date shall be passed or paid to the Purchaser as soon as practicable.

6.2  MONEY RECEIVED BY PURCHASER

     All money relating to the Business belonging to the Vendor which is received by the Purchaser after the Completion Date shall be passed or paid to the Vendor as soon as practicable.

6.3  THIRD PARTY CONSENTS

     Where any consent or agreement of a third party is required to enable the Purchaser to perform a Business Contract, the Vendor shall be responsible for obtaining and shall use its best endeavours (both before and, if necessary, after the Completion Date) to obtain that consent or agreement and the Purchaser shall give the Vendor all reasonable assistance and shall do all reasonable things (both before and after Completion) as the Vendor may require for that purpose.

7.   CONTRACTS AND LIABILITIES

7.1  BUSINESS CONTRACTS

     With effect from the Completion Date, the Vendor assigns to the Purchaser all the rights it may have against the other party or parties to the Business Contracts (other than the Vendor's right to collect any Business Receivable) and (to the extent permitted by law) the Authorisations and the Purchaser accepts responsibility for the performance of the Business Contracts as and from Completion. The Purchaser shall after the Completion Date carry out and complete for its own account all of the Business Contracts to the extent that they have not been performed prior to the Completion Date. The Vendor covenants to indemnify the Purchaser against any Loss arising under any of the Business Contracts as a result of any act or omission of the Vendor before Completion. The Purchaser covenants to indemnify the Vendor against any Loss arising under any of the Business Contracts as a result of any act or omission of the Purchaser after Completion.

7.2  WHERE NO CONSENT

     In respect of any Business Contract where the consent of the relevant other contracting party to the substitution in place of the Vendor of the Purchaser as a party to the contract with effect from the Completion Date is not obtained prior to the Completion Date, the Vendor shall continue to use its best endeavours to have those contracts assigned to the Purchaser, and in any event, will hold the relevant contracts on trust for the Purchaser and the Purchaser shall perform those contracts and all money paid by the relevant other contracting party in respect of those contracts shall be payable to and be retained by the Purchaser. The Purchaser will indemnify the Vendor against any Loss arising under the Business Contracts the subject of this CLAUSE 7.2 as a result of any act or omission of the Purchaser after the Completion Date (other than any Loss arising due to any breach by the Vendor of those Business Contracts, including any breach which may occur as a result of the Vendor having the Purchaser perform the Vendor's obligations on its behalf).

7.3  BUSINESS LIABILITIES

     The Purchaser shall with effect from the Completion Date assume responsibility for the Business Liabilities remaining after the Completion Date and shall indemnify the Vendor against all such liabilities after the Completion Date but all other liabilities (actual or contingent, liquidated or unliquidated) arising, accruing or assessed in connection with the Business in respect of any period prior to the Completion Date shall be and remain the responsibility of the Vendor which covenants to indemnify the Purchaser and keep the Purchaser indemnified against all such other liabilities.

8.   RISK

     Upon Completion being effected in accordance with CLAUSE 5, the Business shall be at the sole risk of the Purchaser.

9.   EMPLOYEES

9.1  NEW EMPLOYMENT

     It is the intention of the parties that the employment of all the Employees with the Vendor shall be terminated with effect from Completion and Employee Entitlements paid out by the Vendor. The Purchaser shall, before Completion, offer all the Employees employment with the Purchaser from Completion on terms and conditions no less favourable than those applying to the Employees prior to Completion and on a basis which preserves their accrued rights other than Employee Entitlements and continuity of employment and in all respects treats service before Completion as part of their service with the Purchaser.

9.2  LIABILITY

     Any Loss suffered or incurred by either party which results from or is caused by the termination of the Employees' employment with the Vendor as a result of the transactions contemplated in this agreement, shall be borne by the Vendor which covenants with the Purchaser to indemnify and keep the Purchaser indemnified against all such Losses including any liabilities relating to redundancy or procedural defects in the termination process.

9.3  COOPERATION

     The parties shall use all reasonable endeavours to give effect to the intention expressed in CLAUSE 9.1 and to minimise any Loss referred to in CLAUSE 9.2.

9.4  NOTIFICATION TO PURCHASER OF EMPLOYEES TRANSFERRING

     As soon as possible following execution of this agreement, the Vendor shall advise the Purchaser, in writing, of the names, positions and current terms of employment of those Employees who have indicated that they will accept an offer of employment from the Purchaser.

9.5  EMPLOYMENT OFFER

     Not less than one week prior to the Completion Date, the Purchaser's offers of employment to the Employees shall be made in writing and shall comprise terms that are no less favourable than those applying to Employees prior to Completion. The parties shall cooperate to ensure that those offers are delivered to the Employees on or before the date being one week prior to the intended Completion Date (or on or before such other date as may be agreed by the parties). The Vendor will co-operate with the Purchaser in the making of the offers of employment referred to in this clause and shall use its best endeavours to persuade each of the Employees to accept the Purchaser's offer of employment.

10.  GOODS AND SERVICES TAX

     The parties acknowledge that the Business is intended to be sold as a going concern and should therefore be zero-rated in terms of section 11 of the Goods and Services Tax Act 1985 ('ACT') and:

     (a) the Purchaser warrants that, on the Completion Date, it will be a 'Registered Person' for the purposes of the Act; and

     (b) the Vendor warrants that it is a 'Registered Person' for the purposes of the Act.

11.  BOOKS AND RECORDS

     The Vendor shall on Completion deliver to the Purchaser all the Books and Records relating to the Business.

12.  VENDOR'S WARRANTIES

     The Vendor warrants to the Purchaser in relation to the Business and the Business Assets in the terms set out in SCHEDULE 2 as at the Completion Date.

13.  PURCHASER'S WARRANTIES

     The Purchaser warrants and represents to the Vendor that:

     (a) the Purchaser is a company duly incorporated and organised, validly existing and in good standing under the laws of New Zealand; and

     (b) the Purchaser has the legal right and power to enter into this agreement and to buy the Business Assets from the Vendor on and subject to the terms of this agreement.

14.  MISCELLANEOUS

14.1 ENTIRE AGREEMENT

     This agreement contains all terms of the arrangement between the parties, and supersedes and extinguishes all prior agreements, discussions and arrangements between the parties, with respect to the matters covered by this agreement.

14.2 COSTS

     The Purchaser shall bear the legal and other costs in the preparation and implementation of this agreement.

14.3 NOTICES

     Any notice or other written communication requiring to be given to either of the parties to this agreement in relation to the provisions of this agreement shall be in writing signed by the party giving the notice or by any officer of that party and shall be given as follows:

     TO THE VENDOR:


                         Attention:  Mr Mark Whittaker
                         Facsimile:  9936 2425

     TO THE PURCHASER:


                         Attention:  Mr Terry Youngman
                         Facsimile:  9936 2425

     or in respect of a party to such other address as that party may by at least five Business Days' notice advise the other part as its address for service.

     Any notices shall be determined to be duly given or made:

     (a)  if delivered by hand, upon delivery;

     (b) if sent by facsimile, upon transmission being confirmed by the facsimile machine transmitting the notice or communication;

     (c) if sent by airmail post to an address in another country, on the seventh Business Day after being put in the post, addressed to the intended recipient; or

     (d) if sent by ordinary post to another address in the same country, on the second Business Day after being put in the post, addressed to the intended recipient.

14.4 GOVERNING LAW

     The governing law of this agreement and of the relations of the parties arising from it shall be New Zealand law.

     The parties to this agreement hereby accept the jurisdiction of the High Court at Auckland, New Zealand, and any proceedings issued in respect of any claim, dispute or other matter whatever arising out of this agreement shall be issued out of the High Court at Auckland.

14.5 COUNTERPARTS

     This agreement may be signed in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this agreement by signing any counterpart.

14.6 NON-WAIVER

     Failure or omission by a party at any time to enforce or require strict or timely compliance with any provisions of this agreement shall not affect or impair that provision in any way or the rights of that party to avail itself of the remedies it may have in respect of any breach of that provision.

14.7 FURTHER ASSURANCE

     Each party undertakes to do all acts and things and execute and sign all deeds and documents which may be required to be executed or signed or both to carry out or give effect of the provisions of this agreement.

14.8 NON-MERGER

     The warranties, undertakings, agreements, covenants and indemnities given under or pursuant to this agreement shall not merge on Completion of the sale and purchase of the Business Assets or otherwise, but shall remain enforceable to the fullest extent despite any rule of law to the contrary.

                                  SCHEDULE 1

                               LEASED PROPERTIES


PROPERTY:         Unit 3, 66 Hobill Avenue, Manakau City, Auckland

LEASE DATED:      10 February 1995

LESSOR:           GA & BM Coe and AD & HR Lewer, Furniss Road, 3RD Waiuku,
                  New Zealand

RENT:             $1,312.50 (incl. GST)

TERM:             2 years plus two further options to renew each of two years.

                                  SCHEDULE 2

                                  WARRANTIES


1.   INCORPORATION, QUALIFICATION AND STANDING

1.1 The Vendor is duly incorporated, validly existing and in good standing under the laws of New Zealand and the Vendor has full corporate power to own, lease and operate the Business Assets and to conduct the Business in all jurisdictions where the Business is conducted and to enter into and perform this agreement.

1.2 The execution, delivery and performance of this agreement by the Vendor has been duly and validly authorized by all necessary corporate action on its part and this agreement and each other agreement, document and instrument delivered or to be delivered by the Vendor in connection with or pursuant to this agreement will constitute legally valid and binding obligations of the Vendor, enforceable in accordance with their terms.

1.3 The sale of the Business Assets and the Business pursuant to this agreement is not in violation of any trust, agreement, judgment or order, does not result in a breach of any obligation (including but not limited to any statutory, contractual or fiduciary obligation) or constitute a default under or result in the imposition of any encumbrance under any agreement or undertaking, by which the Vendor is bound.

2.   THE BUSINESS ASSETS

2.1 Except for the assets covered by the Equipment Leases, the Vendor is the absolute legal and beneficial owner of and has good, marketable and insurable title to all the Business Assets and at Completion full title in all the Business Assets will vest in the Purchaser free from all liens, mortgages, charges, security interests, restrictions, conditions, claims, options, imperfections of title or other encumbrances whatsoever (whether arising by way of statute or otherwise).

3.   GOODWILL

3.1 The Vendor has not done or omitted to do any act which would adversely affect the Business Goodwill.

4.   CONDUCT OF BUSINESS UP TO COMPLETION

4.1  The Vendor will between the date of this agreement and Completion:


     (i) ensure the Business is prudently carried on in the ordinary and normal course as a going concern with all due skill and care in a businesslike manner and, without limitation, that all sums payable under the Business Contracts are paid on the due date;

     (ii) incur for the Business no liabilities (prospective, contingent or actual) or other obligations which are of an unusual nature or amount to or constitute a material commitment other than those incurred in the normal course of business;

     (iii) make no alteration to the terms of employment of the Employees (including the basis of the remuneration payable to them); and

     (iv) supply customers of the Business with the usual products and services of the Business.


EXECUTED as an agreement.


SIGNED by FAI HOME SECURITY       )
HOLDINGS NEW ZEALAND LIMITED      )
in the presence of                )


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Signature of witness                   FAI HOME SECURITY HOLDINGS NEW
                                       ZEALAND LIMITED
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Name of witness (print)


SIGNED by FAI HOME SECURITY          )
(ENZED) LIMITED in the presence of   )


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Signature of witness                   FAI HOME SECURITY (ENZED) LIMITED

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Name of witness (print)